                                                                    Exhibit 99.7

                                                                  EXECUTION COPY



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                              AGRILINK HOLDINGS LLC

                      A Delaware Limited Liability Company

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                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                           Dated as of August 19, 2002

THE COMPANY INTERESTS REPRESENTED BY THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

THE COMPANY INTERESTS REPRESENTED BY THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE SECURITYHOLDERS AGREEMENT, DATED AS OF THE DATE HEREOF, AS AMENDED OR MODIFIED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN INVESTORS, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH INTERESTS UNTIL SUCH TRANSFER IS IN COMPLIANCE WITH SUCH SECURITYHOLDERS AGREEMENT. A COPY OF THE SECURITYHOLDERS AGREEMENT SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER OF SUCH INTERESTS UPON WRITTEN REQUEST AND WITHOUT CHARGE.

                                TABLE OF CONTENTS

                                                                                                               Page

ARTICLE I DEFINITIONS.............................................................................................1
         SECTION 1.1           Definitions........................................................................1
         SECTION 1.2           Terms Generally...................................................................12

ARTICLE II GENERAL PROVISIONS....................................................................................12
         SECTION 2.1           Formation.........................................................................12
         SECTION 2.2           Name..............................................................................12
         SECTION 2.3           Term..............................................................................12
         SECTION 2.4           Purpose; Powers...................................................................12
         SECTION 2.5           Foreign Qualification.............................................................13
         SECTION 2.6           Registered Office; Registered Agent; Principal Office; Other Offices..............13
         SECTION 2.7           No State-Law Partnership..........................................................13
         SECTION 2.8           Issuance of Additional Units......................................................13
         SECTION 2.9           Units Are Securities..............................................................14
         SECTION 2.10          Units Certificated................................................................14

ARTICLE III MANAGEMENT...........................................................................................14
         SECTION 3.1           The Management Committee; Delegation of Authority and Duties......................14
         SECTION 3.2           Establishment of Management Committee.............................................15
         SECTION 3.3           Management Committee Meetings.....................................................16
         SECTION 3.4           Chairman..........................................................................17
         SECTION 3.5           Approval or Ratification of Acts or Contracts.....................................17
         SECTION 3.6           Action by Written Consent or Telephone Conference.................................18
         SECTION 3.7           Officers..........................................................................18
         SECTION 3.8           Management Matters................................................................19
         SECTION 3.9           Preferred Voting Provisions.......................................................19
         SECTION 3.10          Securities in Agrilink............................................................20
         SECTION 3.11          Liability of Unitholders..........................................................20
         SECTION 3.12          Indemnification by the Company....................................................20
         SECTION 3.13          Investment Representations of Unitholders.........................................21

ARTICLE IV CAPITAL CONTRIBUTIONS; ALLOCATIONS; DISTRIBUTIONS.....................................................21
         SECTION 4.1           Capital Contributions.............................................................21
         SECTION 4.2           Capital Accounts..................................................................21
         SECTION 4.3           Allocations of Net Income and Net Loss............................................21
         SECTION 4.4           Distributions.....................................................................25
         SECTION 4.5           Security Interest and Right of Set-Off............................................29

ARTICLE V WITHDRAWAL; DISSOLUTION; TRANSFER OF MEMBERSHIP INTERESTS; ADMISSION OF NEW MEMBERS....................29
         SECTION 5.1           Unitholder Withdrawal.............................................................29
         SECTION 5.2           Dissolution.......................................................................30
         SECTION 5.3           Transfer by Unitholders...........................................................31
         SECTION 5.4           Admission or Substitution of New Members..........................................31
         SECTION 5.5           Compliance with Law...............................................................32
         SECTION 5.6           Redemption of Preferred Units.....................................................32

ARTICLE VI REPORTS TO MEMBERS; TAX MATTERS.......................................................................33
         SECTION 6.1           Books of Account..................................................................33
         SECTION 6.2           Reports...........................................................................33
         SECTION 6.3           Fiscal Year.......................................................................34
         SECTION 6.4           Certain Tax Matters...............................................................34

ARTICLE VII MISCELLANEOUS........................................................................................35
         SECTION 7.1           Schedules.........................................................................35
         SECTION 7.2           Governing Law.....................................................................35
         SECTION 7.3           Successors and Assigns............................................................36
         SECTION 7.4           Confidentiality...................................................................36
         SECTION 7.5           Amendments........................................................................36
         SECTION 7.6           Notices...........................................................................37
         SECTION 7.7           Counterparts......................................................................37
         SECTION 7.8           Power of Attorney.................................................................37
         SECTION 7.9           Entire Agreement..................................................................38
         SECTION 7.10          Certain Payments..................................................................38
         SECTION 7.11          Section Titles....................................................................38

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                              AGRILINK HOLDINGS LLC
                      A Delaware Limited Liability Company

         THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of Agrilink Holdings LLC, dated and effective as of August 19, 2002 (this "Agreement"), is adopted, executed and agreed to, for good and valuable consideration, by and among Vestar/Agrilink Holdings LLC, a Delaware limited liability company ("Holdings"), Pro-Fac Cooperative, Inc., a New York cooperative corporation ("Pro-Fac"), the other Persons listed on Schedule A attached hereto as of the date hereof upon their execution of this Agreement, and each other Person who at any time becomes a Member in accordance with the terms of this Agreement and the Act. Any reference in this Agreement to Holdings or any other Member shall include such Member's Successors in Interest to the extent such Successors in Interest have become Substitute Members in accordance with the provisions of this Agreement.

         WHEREAS, Pro-Fac entered into a Limited Liability Company Agreement, dated as of July 11, 2002 (the "Initial Agreement"), relating to the Company;

         WHEREAS, Pro-Fac and the other parties hereto wish to amend and restate the Initial Agreement in its entirety as hereinafter set forth;

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, each intending to be legally bound, agree that the Initial Agreement is hereby amended and restated in its entirety, and further agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1 Definitions.

         Unless the context otherwise requires, the following terms shall have the following meanings for purposes of this Agreement:

         "Act" means the Delaware Limited Liability Company Act, Title 6,'SS''SS' 18-101, et seq, as it may be amended from time to time.

         "Additional Member" means any Person that has been admitted to the Company as a Member pursuant to Section 5.4 by virtue of having received its Membership Interest from the Company and not from any other Member or Assignee.

         "Adjusted Capital Account Deficit" means, with respect to any Unitholder, the deficit balance, if any, in such Unitholder's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

            (i) credit to such Capital Account any amounts that such Unitholder is obligated to restore pursuant to this Agreement or is deemed to be obligated to restore pursuant to Regulations Section
         1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(i)(5) and 1.704-2(g)(1); and

            (ii) debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied by the Management Committee consistently therewith.

         "Affiliate" when used with reference to another Person means any Person (other than the Company), directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such other Person. In addition, Affiliates of a Member shall include all partners, officers, employees and former partners, officers or employees of, all consultants or advisors to, and all other Persons who directly or indirectly receive compensation from, such Member.

         "Agrilink" means Agrilink Foods, Inc., a New York corporation, and its successors.

         "Agrilink Holdings" means Agrilink Holdings Inc., a Delaware corporation, and its successors.

         "Assignee" means any transferee to which a Member or another Assignee has transferred its interest in the Company in accordance with the terms of this Agreement, but who is not a Member.

         "Bankruptcy" means, with respect to any Person, the occurrence of any of the following events: (i) the filing of an application by such Person for, or a consent to, the appointment of a trustee or custodian of such Person's assets;
(ii) the filing by such Person of a voluntary petition in Bankruptcy or the seeking of relief under Title 11 of the United States Code, as now constituted or hereafter amended, or the filing of a pleading in any court of record admitting in writing such Person's inability to pay its debts as they become due; (iii) the failure of such Person to pay its debts as such debts become due;
(iv) the making by such Person of a general assignment for the benefit of creditors; (v) the filing by such Person of an answer admitting the material allegations of, or such Person's consenting to, or defaulting in answering, a Bankruptcy petition filed against him in any Bankruptcy proceeding or petition seeking relief under Title 11 of the United States Code, as now constituted or as hereafter amended; or (vi) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating such Person a bankrupt or insolvent or for relief in respect of such Person or appointing a trustee or custodian of such Person's assets and the continuance of such order, judgment or decree unstayed and in effect for a period of 60 consecutive days.

         "Call Option" means the call option described in Section 5.1 of the Management Unit Subscription Agreements.

         "Capital Account" means, with respect to any Unitholder, the account maintained for such Unitholder in accordance with the following provisions:

            (a) To each Unitholder's Capital Account there shall be added such Unitholder's Capital Contributions, such Unitholder's allocable share of Net Income and any items in the nature of income or gain which are specially allocated to such Unitholder pursuant to Section 4.3(c) hereof, and the amount of any Company liabilities assumed by such Unitholder or which are secured by any property distributed to such Unitholder.

            (b) From each Unitholder's Capital Account there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Unitholder pursuant to any provision of this Agreement, such Unitholder's allocable share of Net Losses and any items in the nature of expenses or losses which are specially allocated to such Unitholder pursuant to Section 4.3(c) hereof, and the amount of any liabilities of such Unitholder assumed by the Company or which are secured by any property contributed by such Unitholder to the Company.

            (c) In the event any interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

            (d) In determining the amount of any liability for purposes of subparagraphs (a) and (b) hereof and Section 4.3(b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

            (e) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Code Section 704(b) and the Regulations promulgated thereunder, and shall be interpreted and applied by the Management Committee in a manner consistent with such Regulations.

         "Capital Contribution" means, with respect to any Unitholder, the amount of cash and the initial Gross Asset Value of any property (other than money) contributed from time to time to the Company by such Unitholder (it being understood that the initial Gross Asset Value of property in respect of a Unitholder's Initial Capital Contribution shall be as set forth on Exhibit I hereto).

         "Certificate" has the meaning set forth in Section 2.1.

         "Class A Units" means the Class A Units of the Company.

         "Class B Units" means the Class B Units of the Company.

         "Class C Fraction" means the lesser of (A) one and (B) a fraction, the numerator of which is the number of Class C Units outstanding at the date of any such determination and the denominator of which is the number of Class C Units authorized on the date of the Initial Capital Contribution (i.e., 16,000), as each of the numerator and denominator may be adjusted in the event of a recapitalization, split, dividend, or other reclassification affecting the Class C Units.

         "Class C Unitholders" means the Unitholders holding an Economic Interest in Class C Units.

         "Class C Units" means the Class C Units of the Company. There are 16,000 Class C Units originally authorized for issuance.

         "Class D Fraction" means the lesser of (A) one and (B) a fraction, the numerator of which is the number of Class D Units outstanding at the date of any such determination and the denominator of which is the number of Class D Units authorized on the date of the Initial Capital Contribution (i.e., 16,000), as each of the numerator and denominator may be adjusted in the event of a recapitalization, split, dividend, or other reclassification affecting the Class D Units.

         "Class D Unitholders" means the Unitholders holding an Economic Interest in Class D Units.

         "Class D Units" means the Class D Units of the Company. There are 16,000 Class D Units originally authorized for issuance.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute. Any reference herein to a particular provision of the Code shall mean, where appropriate, the corresponding provision in any successor statute.

         "Common Unitholders" means the Unitholders holding an Economic Interest in Common Units.

         "Common Units" means the Class A Units and Class B Units.

         "Company" means Agrilink Holdings LLC, a Delaware limited liability company.

         "Company Minimum Gain" has the meaning set forth in Regulations Section 1.704- 2(d).

         "control" when used with reference to any Person means the power to direct the management or policies of such Person, directly or indirectly, by or through stock or other equity ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or other understanding (written or oral); and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

         "Current Preferred Return" with respect to each holder of Preferred Units, means such Unitholder's Preferred Return that has not yet compounded (in accordance with the definition of Preferred Return).

         "Depreciation" means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be calculated with reference to such beginning Gross Asset Value using any reasonable method selected by the Management Committee.

         "Distributable Assets" means, with respect to any fiscal period, all cash receipts (including from any operating, investing, and financing activities) and (if distribution thereof is determined to be necessary or desirable by a majority of the Management Committee) other assets of the Company from any and all sources, reduced by operating cash expenses, contributions of capital to subsidiaries of the Company and payments (if any) required to be made in connection with any loan to the Company and any reserve for contingencies or escrow required, in the good faith judgment of the Management Committee, in connection therewith.

                  "Economic Interest" means a Member's or Assignee's share of the Company's net profits, net losses and distributions pursuant to this Agreement and the Act, but shall not include any right to participate in the management or affairs of the Company, including the right to vote in the election of Representatives, vote on, consent to or otherwise participate in any decision of the Members or Representatives, or any right to receive information concerning the business and affairs of the Company, in each case except as expressly otherwise provided in this Agreement or required by the Act.

         "First Performance Hurdle" means that the Holdings Unitholders shall have received (i) on or prior to the first anniversary of the date of this Agreement, aggregate cash distributions pursuant to this Agreement equal to 200% of the aggregate Capital Contributions of such Unitholders, (ii) on or prior to the second anniversary of the date of this Agreement, aggregate cash distributions pursuant to this Agreement equal to 219% of the aggregate Capital Contributions of such Unitholders, (iii) on or prior to the third anniversary of the date of this Agreement, aggregate cash distributions pursuant to this Agreement equal to 238% of the aggregate Capital Contributions of such Unitholders, (iv) on or prior to the fourth anniversary of the date of this Agreement, aggregate cash distributions pursuant to this Agreement equal to 257% of the aggregate Capital Contributions of such Unitholders, (v) on or prior to the fifth anniversary of the date of this Agreement, aggregate cash distributions pursuant to this Agreement equal to 276% of the aggregate Capital Contributions of such Unitholders or (vi) at any time after the fifth anniversary of the date of this Agreement, aggregate cash distributions pursuant to this Agreement equal to an amount that would produce a Holdings IRR equal to or in excess of 22.5%.

         "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

            (a) The initial Gross Asset Value of any asset contributed by a Unitholder to the Company shall be the gross fair market value of such asset on the date of the contribution, as determined by the contributing Unitholder and the Company.

            (b) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Management Committee, as of the following times:

                  (i) the acquisition of an additional interest in the Company after the date hereof by a new or existing Unitholder in exchange for more than a de minimis Capital Contribution, if the Management Committee reasonably determines that such adjustment is necessary or appropriate to reflect the relative Economic Interests of the Unitholders in the Company;

                  (ii) the distribution by the Company to a Unitholder of more than a de minimis amount of Company property as consideration for an interest in the Company, if the Management Committee reasonably determines that such adjustment is necessary or appropriate to reflect the relative Economic Interests of the Unitholders in the Company;

                  (iii) the liquidation of the Company within the meaning of
            Regulations Section 1.704-1(b)(2)(ii)(g); and

                  (iv) such other times as the Management Committee shall
            reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

            (c) The Gross Asset Value of any Company asset distributed to a Unitholder shall be the gross fair market value of such asset on the date of distribution, as reasonably determined by the Management Committee taking into account the following proviso; provided that, in the case of such assets which are securities, the fair market value thereof shall be reduced (a) if and to the extent that a block sale of all of such securities is reasonably likely, in the good faith judgment of a registered broker-dealer affiliated with a reputable, nationally recognized brokerage house, to depress the trading price of such securities, (b) if and to the extent appropriate, in the good faith judgment of the Management Committee, to reflect illiquidity of such securities and (c) for any sales or other commissions reasonably likely to be incurred or applied in a sale of such securities.

            (d) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that the Management Committee determines that an adjustment pursuant to subparagraph (b) of this definition of Gross

       Asset Value is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

         "Holdings" has the meaning set forth in the preamble to this Agreement.

         "Holdings IRR" shall mean the cumulative internal rate of return of the Holdings Unitholders (calculated as provided below), as of any date, where the internal rate of return for such Unitholders shall be the annually compounded rate of return which results in the following amount having a net present value equal to zero: (i) the aggregate amount of cash distributed to such Unitholders pursuant to Sections 4.4(a) and 5.2 from time to time on a cumulative basis through such date (provided that, in no circumstances shall any fees paid to such Unitholders or expenses reimbursed to such Unitholders from time to time under this Agreement, or otherwise be included in this clause (i)), minus (ii) the aggregate amount of the Capital Contributions made by such Unitholders from time to time on a cumulative basis through such date. In determining the Holdings IRR, the following shall apply: (a) Capital Contributions shall be deemed to have been made on the last day of the month in which they are made (except for the Initial Capital Contribution, which shall be deemed to have been made on the date hereof); (b) distributions shall be deemed to have been made on the last day of the month in which they are made; (c) all distributions shall be based on the amount distributed prior to the application of any U.S. federal, state, local or foreign income taxation to the Holdings Unitholders; and (d) the rates of return shall be per annum rates and all amounts shall be calculated on an annually compounded basis, and on the basis of a 365-day year.

         "Holdings Unitholders" means the Unitholders holding an Economic Interest in any Units initially issued to Holdings.

         "Initial Agreement" has the meaning set forth in the preamble to this Agreement.

         "Initial Capital Contribution" has the meaning set forth in Section
4.1.

         "Management Committee" means the Management Committee established pursuant to Section 3.2.

         "Management Unit Subscription Agreements" means the Management Unit Subscription Agreements, dated as of the date hereof or on a date after the date hereof, by and between certain Members (who are employees of Agrilink) and the Company.

         "Member" means Holdings, Pro-Fac, the other Persons listed on Schedule A attached hereto and each other Person who is hereafter admitted as a Member in accordance with the terms of this Agreement and the Act. The Members shall constitute the "members" (as that term is defined in the Act) of the Company. Except as otherwise set forth herein or in the Act, the Members shall constitute a single class or group of members of the Company for all purposes of the Act and this Agreement.

         "Member Minimum Gain" means minimum gain attributable to Member Nonrecourse Debt determined in accordance with Regulations Section 1.704-2(i).

         "Member Nonrecourse Debt" has the meaning set forth in Regulations
Section 1.704-2(b)(4).

         "Member Nonrecourse Deduction" has the meaning set forth in Regulations
Section 1.704-2(i)(2).

         "Membership Interest" means, with respect to each Member, such Member's Economic Interest and rights as a Member.

         "Net Income" or "Net Loss" means for each fiscal year of the Company, an amount equal to the Company's taxable income or loss for such fiscal year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

            (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be added to such taxable income or loss;

            (b) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be subtracted from such taxable income or loss;

            (c) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain (if the adjustment increases the Gross Asset Value of the asset) or loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset for purposes of computing Net Income or Net Loss;

            (d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

            (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, Depreciation shall be taken into account for such fiscal year;

            (f) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Unitholder's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

            (g) Notwithstanding any other provision of this definition of Net Income or Net Loss, any items which are specially allocated pursuant to
       Section 4.3(c) hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to
       Section 4.3(c) hereof shall be determined by applying rules analogous to those set forth in this definition of Net Income or Net Loss.

         "Nonrecourse Deductions" has the meaning set forth in Regulations
Section 1.704- 2(c).

         "Officer" means each Person designated as an officer of the Company pursuant to and in accordance with the provisions of Section 3.7, subject to any resolution of the Management Committee appointing such Person as an officer or relating to such appointment.

                  "Preferred Return" with respect to each Preferred Unitholder means an amount equal to 15% per annum, accrued on a daily basis and, beginning September 30, 2002, compounded quarterly on March 31, June 30, September 30 and December 31 of each year (i.e. 3.75% quarterly), from the day on which such Unitholder makes a Capital Contribution in respect of its Preferred Units through the date of distribution, of the excess, if any, of (i) such Unitholder's aggregate Capital Contributions in respect of its Preferred Units plus the aggregate amount compounded pursuant to this definition through the end of the previous quarter on each day during such period over (ii) the aggregate amount of all distributions made on or prior to such day to such Unitholder in respect of its Preferred Units. For purposes of computing the Preferred Return, each Capital Contribution shall be treated as having been made on the last day of the calendar month in which such Capital Contribution is received by the Company (except for the Initial Capital Contribution, which shall be deemed to have been made on the date hereof), and distributions shall be deemed to have been made on the last day of the month in which they are made. The Preferred Return shall be computed based on a 360-day year consisting of 12 equal months.

         "Preferred Unitholders" means the Unitholders holding an Economic Interest in Preferred Units.

         "Preferred Units" means the Class P Units of the Company.

         "Proceeding" has the meaning set forth in Section 3.12.

         "Pro-Fac" has the meaning set forth in the preamble to this Agreement.

         "Redemption Amount" has the meaning set forth in Section 5.6(a).

         "Regulations" means the Income Tax Regulations, including temporary Regulations, promulgated under the Code, as such Regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "Regulatory Allocations" has the meaning set forth in Section 4.3(c).

         "Representative" has the meaning set forth in Section 3.2(a).

         "Sale of the Company" shall mean a "Sale of the Company" (as defined in the Securityholders Agreement) or a dissolution of the Company in accordance with this Agreement (other than transactions effected for the purpose of changing, directly or indirectly, the form of organization or the organizational structure of the Company and/or any of its subsidiaries).

         "Second Performance Hurdle" means, that the Holdings Unitholders shall have received (i) on or prior to the first anniversary of the date of this Agreement, aggregate cash distributions pursuant to this Agreement equal to 221% of the aggregate Capital Contributions of such Unitholders, (ii) on or prior to the second anniversary of the date of this Agreement, aggregate cash distributions pursuant to this Agreement equal to 242% of the aggregate Capital Contributions of such Unitholders, (iii) on or prior to the third anniversary of the date of this Agreement, aggregate cash distributions pursuant to this Agreement equal to 263% of the aggregate Capital Contributions of such Unitholders, (iv) on or prior to the fourth anniversary of the date of this Agreement, aggregate cash distributions pursuant to this Agreement equal to 284% of the aggregate Capital Contributions of such Unitholders, (v) on or prior to the fifth anniversary of the date of this Agreement, aggregate cash distributions pursuant to this Agreement equal to 305% of the aggregate Capital Contributions of such Unitholders or (vi) at any time after the fifth anniversary of the date of this Agreement, aggregate cash distributions pursuant to this Agreement equal to an amount that would produce a Holdings IRR equal to or in excess of 25%.

         "Securities" means any debt or equity securities of any issuer, including common and preferred stock and interests in limited liability companies (including warrants, rights, put and call options and other options relating thereto or any combination thereof), notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, other property or interests commonly regarded as securities, interests in real property, whether improved or unimproved, interests in oil and gas properties and mineral properties, short-term investments commonly regarded as money market investments, bank deposits and interests in personal property of all kinds, whether tangible or intangible.

         "Securityholders Agreement" means the Securityholders Agreement dated as of the date hereof among the Company and each Member, as it may be amended or supplemented from time to time.

         "Substitute Member" means any Person that has been admitted to the Company as a Member pursuant to Section 5.4 by virtue of such Person receiving all or a portion of a Membership Interest from a Member or its Assignee and not from the Company.

         "Successor in Interest" means any (i) trustee, custodian, receiver or other Person acting in any Bankruptcy or reorganization proceeding with respect to; (ii) assignee for the benefit of the creditors of; (iii) trustee or receiver, or current or former officer, director or partner, or other fiduciary acting for or with respect to the dissolution, liquidation or termination of; or (iv) other executor, administrator, committee, legal representative or other successor or assign of, any Unitholder, whether by operation of law or otherwise.

         "Tax Matters Member" has the meaning set forth in Section 6.4(b).

         "Third Performance Hurdle" means, that the Holdings Unitholders shall have received (i) on or prior to the first anniversary of the date of this Agreement, aggregate cash distributions pursuant to this Agreement equal to 245% of the aggregate Capital Contributions of such Unitholders, (ii) on or prior to the second anniversary of the date of this Agreement, aggregate cash distributions pursuant to this Agreement equal to 268% of the aggregate Capital Contributions of such Unitholders, (iii) on or prior to the third anniversary of the date of this Agreement, aggregate cash distributions pursuant to this Agreement equal to 291% of the aggregate Capital Contributions of such Unitholders, (iv) on or prior to the fourth anniversary of the date of this Agreement, aggregate cash distributions pursuant to this Agreement equal to 314% of the aggregate Capital Contributions of such Unitholders, (v) on or prior to the fifth anniversary of the date of this Agreement, aggregate cash distributions pursuant to this Agreement equal to 337% of the aggregate Capital Contributions of such Unitholders or (vi) at any time after the fifth anniversary of the date of this Agreement, aggregate cash distributions pursuant to this Agreement equal to an amount that would produce a Holdings IRR equal to or in excess of 27.5%.

         "Unitholder" means a Member or Assignee who holds an Economic Interest in Preferred Units, Common Units, Class C Units or Class D Units.

         "Units" means the Preferred Units, Common Units, Class C Units and Class D Units.

         "Unpaid Preferred Return" with respect to each holder of Preferred Units means the excess, if any, of (i) such Unitholder's Preferred Return as of the date of any such determination over (ii) the aggregate amount of all distributions made to such Unitholder pursuant to or in accordance with Section 4.4(a)(i) and Section 4.4(a)(ii)(1).

         "Unreturned Common Capital" with respect to each Unitholder holding an Economic Interest in Common Units and/or Class C Units means the excess, if any, of (i) such Unitholder's aggregate Capital Contributions in respect of its Common Units and Class C Units over (ii) the aggregate amount of all distributions made to such Unitholder pursuant to or in accordance with Section 4.4(a)(iii).

         "Unreturned Preferred Capital" with respect to each Preferred Unitholder means the excess, if any, of (i) such Unitholder's aggregate Capital Contributions in respect of its Preferred Units over (ii) the aggregate amount of all distributions made to such Unitholder pursuant to or in accordance with
Section 4.4(a)(ii)(2).

         "Warrants" means the warrants to purchase Class A Units issued on and as of the date of this Agreement.

         SECTION 1.2 Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term "person" or "Person" includes individuals, partnerships (whether general or limited), joint ventures, corporations, limited liability companies, trusts, estates, custodians, nominees, governments (or agencies or political subdivisions thereof) and other associations, entities or groups (as defined in the Securities Exchange Act of 1934, as amended). The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All terms herein that relate to accounting matters shall be interpreted in accordance with generally accepted accounting principles from time to time in effect. All references to "Sections" and "Articles" shall refer to Sections and Articles of this Agreement unless otherwise specified. The words "hereof" and "herein" and similar terms shall relate to this Agreement.

                                   ARTICLE II
                               GENERAL PROVISIONS

         SECTION 2.1 Formation. The Company has been organized as a Delaware limited liability company by the execution and filing of a Certificate of Formation (the "Certificate") by an authorized person, under and pursuant to the Act. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

         SECTION 2.2 Name. The name of the Company is "Agrilink Holdings LLC," and all Company business shall be conducted in that name or in such other names that comply with applicable law as the Management Committee may select from time to time.

         SECTION 2.3 Term. The term of the Company commenced on the date the Certificate was filed with the office of the Secretary of State of the State of Delaware and shall continue in existence perpetually until termination or dissolution in accordance with the provisions of Section 5.2.

         SECTION 2.4 Purpose; Powers.

            (a) General Powers. The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which limited liability companies may be organized under the Act. The Company may engage in any and all activities necessary, desirable or incidental to the accomplishment of the foregoing. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.

            (b) Company Action. Subject to the provisions of this Agreement and except as prohibited by applicable law (i) the Company may, with the approval of the Management Committee, enter into and perform any and all documents, agreements and instruments, all without any further act, vote or approval of any Member and (ii) the

       Management Committee may authorize any Person (including any Member or Officer) to enter into and perform any document on behalf of the Company.

            (c) Merger. Subject to the provisions of this Agreement, the Company may, with the approval of the Management Committee and without the need for any further act, vote or approval of any Member, merge with, or consolidate into, another limited liability company (organized under the laws of Delaware or any other state), a corporation (organized under the laws of Delaware or any other state) or other business entity (as defined in Section 18-209(a) of the Act), regardless of whether the Company is the survivor of such merger or consolidation; provided that, to the extent applicable in connection with any transaction described in this
       Section 2.4(c), each Unitholder shall be afforded any rights to which it is entitled to pursuant to Article IV of the Securityholders Agreement.

         SECTION 2.5 Foreign Qualification. Prior to the Company's conducting business in any jurisdiction other than Delaware, the Management Committee shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Officers, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction.

         SECTION 2.6 Registered Office; Registered Agent; Principal Office; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Management Committee may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Management Committee may designate from time to time in the manner provided by law. The principal office of the Company shall be at such place as the Management Committee may designate from time to time, which need not be in the State of Delaware, and the Company shall maintain records at such place. The Company may have such other offices as the Management Committee may designate from time to time.

         SECTION 2.7 No State-Law Partnership. The Unitholders intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Unitholder, Representative or Officer shall be a partner or joint venturer of any other Unitholder, Representative or Officer by virtue of this Agreement, for any purposes other than as set forth in the last sentence of this Section 2.7, and this Agreement shall not be construed to the contrary. The Unitholders intend that the Company shall be treated as a partnership for federal and, if applicable, state or local income tax purposes, and each Unitholder and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

         SECTION 2.8 Issuance of Additional Units. The Management Committee shall have the right to issue Class C Units and Class D Units. Subject to any other provision of this Agreement, the holders of a majority of the total voting power of the outstanding Common Units shall have the right to cause the Company to create and issue additional units; provided that, subject to Section 7.5, no such issuance shall adversely affect the relative economic rights among the Class A Units, Class B Units, Class C Units and Class D Units as set forth herein. Upon the exercise of any of the Warrants, the Management Committee shall cause the Company to issue additional Class A Units pursuant to the terms of such Warrant.

         SECTION 2.9 Units Are Securities. The Company hereby irrevocably elects that all Units shall be "securities" governed by Article 8 of the Uniform Commercial Code as in effect from time to time in the State of Delaware or analogous provisions in the Uniform Commercial Code in effect in any other jurisdiction. Neither this Section 2.9 nor Section 2.10 (to the extent it requires that certificates representing Units bear the first legend stated therein) shall be amended and any purported amendment to either such provision shall be null and void.

         SECTION 2.10 Units Certificated. The Units shall be evidenced by a Unit certificate. Each such certificate shall bear a legend as set forth in Section
8.2 of the Securityholders Agreement and also substantially in the following form:

         This certificate evidences a Class [A][B][C][D][P] Unit representing an interest in Agrilink Holdings LLC and shall be a security within the meaning of Article 8 of the Uniform Commercial Code.

         The interest in Agrilink Holdings LLC represented by this certificate is subject to restrictions on transfer set forth in the Limited Liability Company Agreement of Agrilink Holdings LLC dated as of August 19, 2002, as it may be amended from time to time.

                                  ARTICLE III
                                   MANAGEMENT

         SECTION 3.1 The Management Committee; Delegation of Authority and
Duties.

            (a) Members and Management Committee. The Members shall possess all rights and powers as provided in the Act and otherwise by law. Except as otherwise expressly provided for herein, the Members hereby consent to the exercise by the Management Committee of all such powers and rights conferred on them by the Act with respect to the management and control of the Company. Notwithstanding the foregoing and except as explicitly set forth in this Agreement, if a vote, consent or approval of the Members is required by the Act or other applicable law with respect to any act to be taken by the Company or matter considered by the Management Committee, each Member agrees that it shall be deemed to have consented to or approved such act or voted on such matter in accordance with a vote of the Management Committee on such act or matter. If a vote, consent or approval of the Members is required by this Agreement (whether of all classes of Units voting together as a single class or of a single class or different classes voting separately as a class), then each such Member shall have (i) one vote for each Class B Unit, Class C Unit and/or Class D Unit held by such Member and (ii) two votes for each Class A Unit held by such Member. Unless otherwise set forth in this Agreement, any vote, consent or approval of the Members (whether of all classes of Units voting together as a single class or of a single class or different classes voting separately as a class) required by this Agreement shall require a majority of the voting power of the applicable Units. Unless otherwise set forth in this Agreement or required by law, the Preferred Units shall be non-voting. No Member, in its capacity as a Member, shall have any power to act for, sign for or do any act that would bind the Company. The Members, acting through the Management Committee, shall devote such time and effort to the affairs of the Company as they may deem appropriate for the oversight of the management and affairs of the Company. Each Member acknowledges and agrees that no Member shall, in its capacity as a Member, be bound to devote all of such Member's business time to the affairs of the Company, and that each Member and such Member's Affiliates do and will continue to engage for such Member's own account and for the account of others in other business ventures.

            (b) Delegation by Management Committee. The Management Committee shall have the power and authority to delegate to one or more other Persons the Management Committee's rights and powers to manage and control the business and affairs of the Company, including to delegate to agents and employees of a Member, a Representative or the Company (including Officers), and to delegate by a management agreement or another agreement with, or otherwise to, other Persons. The Management Committee may authorize any Person (including any Member, Officer or Representative) to enter into and perform under any document on behalf of the Company.

            (c) Committees. The Management Committee may, from time to time, designate one or more committees, each of which shall be comprised of at least two Representatives. Any such committee, to the extent provided in the enabling resolution and until dissolved by the Management Committee, shall have and may exercise any or all of the authority of the Management Committee. At every meeting of any such committee, the presence of a majority of all the representatives thereof shall constitute a quorum, and the affirmative vote of a majority of the representatives present shall be necessary for the adoption of any resolution. The Management Committee may dissolve any committee at any time, unless otherwise provided in the Certificate or this Agreement.

         SECTION 3.2 Establishment of Management Committee.

            (a) Representatives. There shall be established a Management Committee composed of up to nine (9) Persons all of whom shall be individuals ("Representatives") who shall be elected by a majority vote of the holders of Common Units, Class C Units and Class D Units, voting together as a single class, and each such Unitholder shall have (i) one vote for each Class B Unit, Class C Unit and/or Class D Unit held by such Unitholder and (ii) two votes for each Class A Unit held by such Unitholder. Any Representative may be removed from the Management Committee at any time by the holders of a majority of the total voting power of the outstanding Common Units, Class C Units and Class D Units. Each Representative shall remain in office until his or her death, resignation or removal, and in the event of death, resignation or removal of a Representative, the party or parties, as applicable, that designated such Representative shall fill the vacancy created.

            (b) Duties. The Representatives, in the performance of their duties, shall owe to the Company and the Members duties of loyalty and due care of the type owed by the directors of a corporation to such corporation and its stockholders under the laws of the State of Delaware; provided that such corporation had eliminated, to the fullest extent permitted by law (as contemplated by Section 102(b)(7) of the Delaware General Corporation Law ("DGCL")) the personal liability of any person who serves as a director of such corporation to the corporation and/or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that it would not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to such corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit; provided, however, that if in the future the DGCL is amended or modified (including, but not limited to, Section 102(a)(7)) to permit the elimination of the personal liability of a director of such corporation to a greater extent than contemplated above, then the provisions of this subparagraph shall be deemed to be automatically amended to provide for the elimination of the personal liability of the directors of such corporation to such greater extent.

            (c) Absence. A Representative may, in isolated instances arising from exigent circumstances, designate a Person to act as his or her substitute and in his or her place at any meeting of the Management Committee. Such Person shall have all power of the absent Representative, and references herein to a "Representative" at a meeting shall be deemed to include his or her substitute. Notwithstanding anything in this Agreement to the contrary, Representatives, in their capacities as such, shall not be deemed to be "members" or "managers" (as such terms are defined in the Act) of the Company; provided that, for the purpose of clarity and the avoidance of doubt, nothing contained in this sentence shall relieve or diminish any Representative's duties under Section 3.2(b) hereof.

            (d) No Individual Authority. No Representative has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditures or incur any obligations on behalf of the Company or authorize any of the foregoing, other than acts that are expressly authorized by the Management Committee.

            (e) Conflict. Each provision of this Section 3.2 is subject to the terms and provisions of the Securityholders Agreement, and to the extent any such provisions apply, they are then to be construed as being incorporated in this Agreement and made a part hereof.

         SECTION 3.3 Management Committee Meetings.

            (a) Quorum. A majority of the total number of Representatives shall constitute a quorum for the transaction of business of the Management Committee and, except as otherwise provided in this Agreement, the act of a majority of the Representatives present at a meeting of the Management Committee at which a quorum is present shall be the act of the Management Committee. A Representative who is present at a meeting of the Management Committee at which action on any matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the Person acting as secretary of the meeting before the adjournment thereof or shall deliver such dissent to the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Representative who voted in favor of such action.

            (b) Place, Waiver of Notice. Meetings of the Management Committee may be held at such place or places as shall be determined from time to time by resolution of the Management Committee. At all meetings of the Management Committee, business shall be transacted in such order as shall from time to time be determined by resolution of the Management Committee. Attendance of a Representative at a meeting shall constitute a waiver of notice of such meeting, except where a Representative attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

            (c) Regular Meetings. Regular meetings of the Management Committee shall be held at the same time (or immediately following) the regular meetings of the board of directors of Agrilink Holdings. Notice of such meetings shall not be required.

            (d) Special Meetings. Special meetings of the Management Committee may be called on at least 24 hours notice to each Representative by any two Representatives. Such notice need not state the purpose or purposes of, nor the business to be transacted at, such meeting, except as may otherwise be required by law or provided for in this Agreement.

            (e) Notice. Notice of any special meeting of the Management Committee or other committee may be given personally, by mail, facsimile, courier or other means and, if other than personally, shall be deemed given when written notice is delivered to the office of the Representative at the address of the Representative in the books and records of the Company.

         SECTION 3.4 Chairman. The Management Committee shall designate a Representative to serve as chairman. The chairman shall preside at all meetings of the Management Committee. If the chairman is absent at any meeting of the Management Committee, a majority of the Representatives present shall designate another Representative to serve as interim chairman for that meeting. The chairman shall have no independent authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditure or incur any obligations on behalf of the Company or authorize any of the foregoing.

         SECTION 3.5 Approval or Ratification of Acts or Contracts. Any act or contract that shall be approved or be ratified by the Management Committee shall be as valid and as binding upon the Company and upon all the Members (in their capacity as Members) as if it shall have been approved or ratified by every Member of the Company.

         SECTION 3.6 Action by Written Consent or Telephone Conference. Any action permitted or required by the Act, the Certificate or this Agreement to be taken at a meeting of the Management Committee or any committee designated by the Management Committee may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by a majority of the Representatives or representatives of such other committee, as the case may be. Such consent shall have the same force and effect as a vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of the State of Delaware, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Management Committee or any such other committee, as the case may be. Subject to the requirements of this Agreement for notice of meetings, the Representatives, or representatives of any other committee designated by the Management Committee, may participate in and hold a meeting of the Management Committee or any such other committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         SECTION 3.7 Officers.

            (a) Designation and Appointment. The Management Committee may, from time to time, employ and retain Persons as may be necessary or appropriate for the conduct of the Company's business (subject to the supervision and control of the Management Committee), including employees, agents and other Persons (any of whom may be a Member or Representative) who may be designated as Officers of the Company, with such titles as and to the extent authorized by the Management Committee. Any number of offices may be held by the same Person. In its discretion, the Management Committee may choose not to fill any office for any period as it may deem advisable. Officers need not be residents of the State of Delaware or Members. Any Officers so designated shall have such authority and perform such duties as the Management Committee may, from time to time, delegate to them. The Management Committee may assign titles to particular Officers. Each Officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. The salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Management Committee.

            (b) Resignation/Removal. Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Management Committee. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any Officer may be removed as such, either with or without cause at any time by the Management Committee. Designation of an Officer shall not of itself create any contractual or employment rights.

            (c) Duties of Officers Generally. The Officers, in the performance of their duties as such, shall owe to the Company duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its stockholders under the laws of the State of Delaware.

         SECTION 3.8 Management Matters.

            (a) Transfer of Property. All property owned by the Company shall be registered in the Company's name, in the name of a nominee or in "street name" as the Management Committee may from time to time determine. Any corporation, brokerage firm or transfer agent called upon to transfer any Securities to or from the name of the Company shall be entitled to rely on instructions or assignments signed or purported to be signed by any Officer or Representative without inquiry as to the authority of the Person signing or purporting to sign such instructions or assignments or as to the validity of any transfer to or from the name of the Company. At the time of any such transfer, any such corporation, brokerage firm or transfer agent shall be entitled to assume that (i) the Company is then in existence and (ii) that this Agreement is in full force and effect and has not been amended, in each case unless such corporation, brokerage firm or transfer agent shall have received written notice to the contrary.

            (b) Existence and Good Standing. The Management Committee may take all action which may be necessary or appropriate (i) for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Delaware (and of each other jurisdiction in which such existence is necessary to enable the Company to conduct the business in which it is engaged) and (ii) for the maintenance, preservation and operation of the business of the Company in accordance with the provisions of this Agreement and applicable laws and regulations. The Management Committee may file or cause to be filed for recordation in the office of the appropriate authorities of the State of Delaware, and in the proper office or offices in each other jurisdiction in which the Company is formed or qualified, such certificates (including certificates of limited liability companies and fictitious name certificates) and other documents as are required by the applicable statutes, rules or regulations of any such jurisdiction or as are required to reflect the identity of the Members and the amounts of their respective capital contributions.

            (c) Investment Company Act. The Management Committee shall use its best efforts to assure that the Company shall not be subject to registration as an investment company pursuant to the Investment Company Act of 1940, as amended.

         SECTION 3.9 Preferred Voting Provisions. The approval of the holders of at least a majority of the outstanding Preferred Units shall be required for any action which (i) alters or changes the rights, preferences or privileges of the Preferred Units, (ii) creates any new class of units having a preference over or on parity with the Preferred Units, (iii) reclassifies units into units having a preference over or on parity with the Preferred Units, (iv) authorizes any distribution with respect to units ranking junior to the Preferred Units (other than tax distributions pursuant to Section 4.4(c)), (v) effects any redemption or repurchase of any units of the Company (other than pursuant to the Call Option), or (vi) increases the authorized number of Preferred Units; provided, however, that the consent of a majority of the Representatives shall also be required for any action that alters or changes the rights, preferences or privileges of the

Preferred Units in a manner that would have a material adverse effect on the holders of Common Units, Class C Units and Class D Units as holders of such units.

         SECTION 3.10 Securities in Agrilink. The Company shall vote all of the securities it holds in Agrilink, Agrilink Holdings and any other direct or indirect subsidiary of the Company as directed by the Management Committee, or as required by the Securityholders Agreement.

         SECTION 3.11 Liability of Unitholders.

            (a) No Personal Liability. Except as otherwise required by applicable law and as expressly set forth in this Agreement, no Unitholder shall have any personal liability whatsoever in such Person's capacity as a Unitholder, whether to the Company, to any of the other Unitholders, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the Company. Each Unitholder shall be liable only to make such Unitholder's Initial Capital Contribution to the Company, if applicable, and the other payments provided expressly herein.

            (b) Return of Distributions. In accordance with the Act and the laws of the State of Delaware, a member of a limited liability company may, under certain circumstances, be required to return amounts previously distributed to such member. It is the intent of the Members that no distribution to any Member pursuant to Article V hereof shall be deemed a return of money or other property paid or distributed in violation of the Act. The payment of any such money or distribution of any such property to a Member shall be deemed to be a compromise within the meaning of the Act, and the Member receiving any such money or property shall not be required to return to any Person any such money or property. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any Representative or other Member.

         SECTION 3.12 Indemnification by the Company. Subject to the limitations and conditions provided in this Section 3.12, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative (hereinafter a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he, she, or it, or a Person of which he, she or it is the legal representative, is or was a Unitholder, Officer or Representative shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against all judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including reasonable attorneys' fees and expenses) actually incurred by such Person in connection with such Proceeding, appeal, inquiry or investigation if such Person acted in Good Faith, and indemnification under this Section 3.12 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Section 3.12 shall be deemed contract rights, and no amendment, modification or repeal of this Section 3.12 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings, appeals, inquiries or investigations arising prior to any amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Section 3.12 could involve indemnification for negligence or under theories of strict liability. "Good Faith" shall mean a Person having acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to a criminal proceeding, having had no reasonable cause to believe such Person's conduct was unlawful.

         SECTION 3.13 Investment Representations of Unitholders. Each Unitholder hereby represents, warrants and acknowledges to the Company that: (i) such Unitholder has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and is making an informed investment decision with respect thereto; (ii) such Unitholder is acquiring interests in the Company for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof and (iii) the execution, delivery and performance of this Agreement have been duly authorized by such Unitholder.

                                   ARTICLE IV
                CAPITAL CONTRIBUTIONS; ALLOCATIONS; DISTRIBUTIONS

         SECTION 4.1 Capital Contributions. The Members listed on Schedule A hereto have made initial Capital Contributions to the Company in the amounts and of the type set forth in Exhibit I hereto (with respect to each Member, an "Initial Capital Contribution").

         SECTION 4.2 Capital Accounts.

            (a) Creation. There shall be established for each Unitholder on the books of the Company a Capital Account which shall be increased or decreased in the manner set forth in this Agreement.

            (b) Negative Balance. A Unitholder shall not have any obligation to the Company or to any other Unitholder to restore any negative balance in the Capital Account of such Unitholder.

         SECTION 4.3 Allocations of Net Income and Net Loss.

            (a) Timing and Amount of Allocations of Net Income and Net Loss. Net Income and Net Loss of the Company shall be determined and allocated with respect to each fiscal year of the Company as of the end of each such year or as circumstances otherwise require or allow. Subject to the other provisions of this Section 4.3, an allocation to a Unitholder of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

            (b) General Allocations.

                (i) Net Income and Net Loss. After giving effect to the special allocations provided in Sections 4.3(c) and 4.3(d), and except as provided in Section 4.3(f), all Net Income and Net Loss of the Company for a fiscal year shall be allocated to the Unitholders as follows:

                    (A) first, Net Income will be allocated to the Unitholders having deficit balances in their Capital Accounts (computed after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years (other than the items comprising the Net Income or Net Loss of the Company being allocated to the Unitholders for the current fiscal year), after adding back each Unitholder's share of Company Minimum Gain and Member Minimum Gain as provided in Regulations Sections 1.704-2(g) and 1.704-2(i)(5)), to the extent of, and in proportion to, those deficits, unless satisfied by allocations under Section 4.3(c) hereof; and

                    (B) second, Net Income and Net Loss not allocated under
            Section 4.3(b)(i)(A) will be allocated so as to cause the credit balance in each Unitholder's Capital Account (computed in the same manner as provided parenthetically in Section 4.3(b)(i)(A) hereof) to equal, as nearly as possible, the amount such Unitholder would receive if the Company sold all of its assets for the Gross Asset Value of each such asset and distributed the proceeds thereof (after satisfaction of any liabilities of the Company) in accordance with the provisions of Section 4.4 hereof.

            (c) Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Section 4.3:

                (i)

                    (A) If there is a net decrease in Company Minimum Gain or
            Member Minimum Gain during any fiscal year, the Unitholders shall be allocated items of Company income and gain for such fiscal year (and, if necessary, for subsequent fiscal years) in accordance with Regulations Section 1.704-2(f) or 1.704-2(i)(4), as applicable. It is intended that this Section 4.3(c)(i)(A) qualify and be construed as a "minimum gain chargeback" and a "chargeback of partner nonrecourse debt minimum gain" within the meaning of such Regulations, which shall be controlling in the event of a conflict between such Regulations and this Section 4.3(c)(i)(A).

                    (B) Any Nonrecourse Deductions for any fiscal year shall be specially allocated to the holders of Preferred Units in accordance with the number of Preferred Units held by each such Unitholder. Any

            Member Nonrecourse Deductions for any fiscal year shall be specially allocated to the Unitholder(s) who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

                    (C) If any Unitholder unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii) (d), to the Unitholder in an amount and manner sufficient to eliminate, to the extent permitted by such Regulations, the Adjusted Capital Account Deficit of the Unitholder as quickly as possible. It is intended that this Section 4.3(c)(i)(C) qualify and be construed as a "qualified income offset" within the meaning of Regulations 1.704-1(b)(2)(ii)(d), which shall be controlling in the event of a conflict between such Regulations and this Section 4.3(c)(i)(C).

                    (D) The allocations set forth in Sections 4.3(c)(i)(A), (B)
            and (C) (the "Regulatory Allocations") are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 4.3(b), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Unitholders so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Unitholder shall be equal to the net amount that would have been allocated to each such Unitholder if the Regulatory Allocations had not occurred.

                (ii) For any fiscal year during which a Unitholder's interest in the Company is assigned by such Unitholder, the portion of the Net Income and Net Loss of the Company that is allocable in respect of such Unitholder's interest shall be apportioned between the assignor and the assignee of such Unitholder's interest using any permissible method under Code Section 706 and the Regulations thereunder, as determined by the Management Committee.

                (iii) In the event that any amount claimed by the Company to constitute a deductible expense in any fiscal year is treated for federal income tax purposes as a distribution made to a Unitholder in its capacity as a partner of the Company and not a payment to a Unitholder not acting in its capacity as a partner under Code Section 707(a), then the Unitholder who is deemed to have received such distribution shall first be allocated an amount of Company gross income equal to such payment, its Capital Account shall be reduced to reflect the distribution, and for purposes of Section 4.3, Net Income and Net Loss shall be determined after making the allocation required by this
        Section 4.3(c)(iii).

                (iv) In the event that any amount claimed by the Company to constitute a distribution made to a Unitholder in its capacity as a partner of the Company is treated for federal income tax purposes as a deductible expense of the Company for a payment to a Unitholder not acting in its capacity as a partner of the Company, then the Unitholder who is deemed to have received such payment shall first be allocated the Company expense item attributable to such payment, its Capital Account shall be reduced to reflect the allocation, and for purposes of Section 4.3, Net Income and Net Loss shall be determined after making the allocation required by this Section 4.3(c)(iv).

            (d) Required Tax Allocations. All items of income, gain, loss, deduction and credit for federal income tax purposes shall be allocated to each Unitholder in the same manner as the Net Income or Net Loss (and each item of income, gain, loss and deduction related thereto) that is allocated to such Unitholder pursuant to Section 4.3(a), (b) and (c) to which such tax items relate. Notwithstanding the foregoing provisions of this Section 4.3, income, gain, loss, deduction, and credits with respect to property contributed to the Company by a Unitholder shall be allocated among the Unitholders for federal and state income tax purposes pursuant to Regulations promulgated under Section 704(c) of the Code, so as to take account of the variation, if any, between the adjusted basis for federal income tax purposes of the property to the Company and its initial Gross Asset Value at the time of contribution. In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b), (c), or (d) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, deduction, and credits with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations consistent with the requirements of Treasury Regulation Section 1.704- 1(b)(2)(iv)(g). Allocations pursuant to this Section 4.3(d) are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Unitholder's Capital Account or share of Net Income, Net Loss, other tax items or distributions pursuant to any provision of this Agreement.

            (e) Unitholders' Tax Reporting. The Unitholders acknowledge and are aware of the income tax consequences of the allocations made by this
       Section 4.3 and, except as may otherwise be required by applicable law or regulatory requirements, hereby agree to be bound by the provisions of
       Section 4.3 in reporting their shares of Company income, gain, loss, deductions, and credits for federal, state and local income tax purposes.

            (f) Withholding. Each Unitholder hereby authorizes the Company to withhold and to pay over any taxes payable by the Company or any of its Affiliates as a result of the participation by such Unitholder (or any Assignee of, or Successor in Interest to, such Unitholder) in the Company. If and to the extent that the Company shall be required to withhold any taxes, such Unitholder shall be deemed for all purposes of this Agreement to have received a payment from the Company as of the time such withholding is required to be paid, which payment shall be deemed to be a distribution to such Unitholder under Section 4.4(a) or Section 5.2 to the extent that the Unitholder is entitled to receive a distribution and shall be taken into account in determining the amount of future distributions to such Unitholder. To the extent that the aggregate of such payments to a Unitholder for any period exceeds the distributions to which such Unitholder is entitled for such period, the amount of such excess shall be considered a demand loan from the Company to such Unitholder, with interest at an interest rate of 9% compounded annually, which interest shall be treated as an item of Company income until discharged by such Unitholder by repayment, which may be made in the sole discretion of the Management Committee out of distributions to which such Unitholder would otherwise be subsequently entitled. The withholdings referred to in this Section 4.3 shall be made at the maximum applicable statutory rate under applicable tax law unless the Management Committee receives documentation, satisfactory to the Management Committee, to the effect that a lower rate is applicable, or that no withholding is applicable.

         SECTION 4.4 Distributions.

            (a) Priority. Distributable Assets (or such other assets of the Company) will be distributed (or set aside for the benefit of the applicable Unitholder in the discretion of the Management Committee) at such times as determined by the Management Committee, subject to Sections 4.4(b), (c) and (d), as follows:

                (i) First, 100% of the Distributable Assets shall be distributed to the Preferred Unitholders, pro rata in accordance with the aggregate amount of such Unitholders' Current Preferred Return, until each such Unitholder's Current Preferred Return has been reduced to zero (plus any premium payable pursuant to Section 5.6(b), if applicable) (provided that any amount under this subparagraph (i) shall be distributed only out of Net Income);

                (ii) Second, after the required distributions pursuant to subparagraph (i) above, 100% of the Distributable Assets shall be distributed to the Preferred Unitholders (1) pro rata in accordance with each such Unitholder's Unpaid Preferred Return, until each such Unitholder's Unpaid Preferred Return has been reduced to zero (provided that any amount under this subparagraph (ii)(1) shall be distributed only out of Net Income) and (2) pro rata in accordance with each such Unitholder's Unreturned Preferred Capital, until each such Unitholder's Unreturned Preferred Capital has been reduced to zero (plus, in the case of both (1) and (2), any premium payable pursuant to Section 5.6(b), if applicable); provided that, without the consent of the Preferred Unitholders holding at least a majority of the Preferred Units, no distributions shall be made under this subsection (ii) (or, therefore, under subsections (iii) or (iv)) prior to the third anniversary of the date of this Agreement;

                (iii) Third, after the required distributions pursuant to subparagraph (ii) above, 100% of the Distributable Assets shall be distributed to the Common Unitholders and the Class C Unitholders, pro rata in accordance with each such Unitholder's Unreturned Common Capital, until each such Unitholder's Unreturned Common Capital has been reduced to zero;

                (iv) Fourth, after the required distributions pursuant to subparagraph (iii) above, all remaining distributions shall be made as follows:

                    (A) until the First Performance Hurdle has been satisfied,
            100% of the Distributable Assets shall be distributed as follows:

                        (1) 96.0000% to the Common Unitholders, pro rata in
               accordance with the number of Common Units held by each such Unitholder;

                        (2) (i) a percentage, equal to the product of (x)
               2.0000% multiplied by (y) the Class C Fraction, to the Class C Unitholders, pro rata in accordance with the number of Class C Units held by each such Unitholder, and (ii) a percentage, if any, equal to the product of (x) 2.0000% multiplied by (y) one minus the Class C Fraction, to the Common Unitholders and Class C Unitholders, pro rata in accordance with the number of Common Units and Class C Units held by each such Unitholder; and

                        (3) (i) a percentage, equal to the product of (x)
               2.0000% multiplied by (y) the Class D Fraction, to the Class D Unitholders, pro rata in accordance with the number of Class D Units held by each such Unitholder, and (ii) a percentage, if any, equal to the product of (x) 2.0000% multiplied by (y) one minus the Class D Fraction, to the Common Unitholders and Class C Unitholders, pro rata in accordance with the number of Common Units and Class C Units held by each such Unitholder;

                    (B) after the First Performance Hurdle has been satisfied, and until the Second Performance Hurdle has been satisfied, 100% of the Distributable Assets shall be distributed first to the Class D Unitholders until such Unitholders have received under subsection
            (iv)(A) above and this paragraph of subsection (iv)(B) an amount of all distributions made under subsection (iv)(A) and this paragraph of subsection (iv)(B) equal to 4.0417% multiplied by the Class D Fraction, and thereafter as follows:

                        (1) 94.0000% to the Common Unitholders, pro rata in
               accordance with the number of Common Units held by each such Unitholder;

                        (2) (i) a percentage, equal to the product of (x)
               1.9583% multiplied by (y) the Class C Fraction, to the Class C Unitholders, pro rata in accordance with the number of Class C Units held by each such Unitholder, and (ii) a percentage, if any, equal to the product of (x) 1.9583% multiplied by (y) one minus the Class C Fraction, to the Common Unitholders and Class C Unitholders, pro rata in accordance with the number of Common Units and Class C Units held by each such Unitholder; and

                        (3) (i) a percentage, equal to the product of (x)
               4.0417% multiplied by (y) the Class D Fraction, to the Class D Unitholders, pro rata in accordance with the number of Class D Units held by each such Unitholder, and (ii) a percentage, if any, equal to the product of (x) 4.0417% multiplied by (y) one minus the Class D Fraction, to the Common Unitholders and Class C Unitholders, pro rata in accordance with the number of Common Units and Class C Units held by each such Unitholder;

                    (C) after the Second Performance Hurdle has been satisfied, and until the Third Performance Hurdle has been satisfied, 100% of the Distributable Assets shall be distributed first to the Class D Unitholders until such Unitholders have received under subsections
            (iv)(A) and (B) above and this paragraph of subsection (iv)(C) an amount of all distributions made under subsections (iv)(A) and (B) and this paragraph of subsection (iv)(C) equal to 6.0833% multiplied by the Class D Fraction, and thereafter as follows:

                        (1) 92.0000% to the Common Unitholders, pro rata in
               accordance with the number of Common Units held by each such Unitholder;

                        (2) (i) a percentage, equal to the product of (x)
               1.9167% multiplied by (y) the Class C Fraction, to the Class C Unitholders, pro rata in accordance with the number of Class C Units held by each such Unitholder, and (ii) a percentage, if any, equal to the product of (x) 1.9167% multiplied by (y) one minus the Class C Fraction, to the Common Unitholders and Class C Unitholders, pro rata in accordance with the number of Common Units and Class C Units held by each such Unitholder; and

                        (3) (i) a percentage, equal to the product of (x)
               6.0833% multiplied by (y) the Class D Fraction, to the Class D Unitholders, pro rata in accordance with the number of Class D Units held by each such Unitholder, and (ii) a percentage, if any, equal to the product of (x) 6.0833% multiplied by (y) one minus the Class D Fraction, to the Common Unitholders and Class C Unitholders, pro rata in accordance with the number of Common Units and Class C Units held by each such Unitholder; and

                    (D) after the Third Performance Hurdle has been satisfied,
            100% of the Distributable Assets shall be distributed first to the Class D Unitholders until such Unitholders have received under subsections (iv)(A), (B) and (C) above and this paragraph of subsection

            (iv)(D) an amount of all distributions made under subsections
            (iv)(A), (B) and (C) and this paragraph of subsection (iv)(D) equal to 8.1250% multiplied by the Class D Fraction, and thereafter as follows:

                        (1) 90.0000% to the Common Unitholders, pro rata in
               accordance with the number of Common Units held by each such Unitholder;

                        (2) (i) a percentage, equal to the product of (x)
               1.8750% multiplied by (y) the Class C Fraction, to the Class C Unitholders, pro rata in accordance with the number of Class C Units held by each such Unitholder, and (ii) a percentage, if any, equal to the product of (x) 1.8750% multiplied by (y) one minus the Class C Fraction, to the Common Unitholders and Class C Unitholders, pro rata in accordance with the number of Common Units and Class C Units held by each such Unitholder; and

                        (3) (i) a percentage, equal to the product of (x)
               8.1250% multiplied by (y) the Class D Fraction, to the Class D Unitholders, pro rata in accordance with the number of Class D Units held by each such Unitholder, and (ii) a percentage, if any, equal to the product of (x) 8.1250% multiplied by (y) one minus the Class D Fraction, to the Common Unitholders and Class C Unitholders, pro rata in accordance with the number of Common Units and Class C Units held by each such Unitholder;

provided that, if the Distributable Assets being distributed consist of more than one kind of asset, all Distributable Assets consisting of cash must be distributed before any other kind of asset is distributed, unless the Management Committee otherwise determines.

            (b) Successors. For purposes of determining the amount of distributions under this Section 4.4, each Unitholder shall be treated as having received amounts received by its predecessors in respect of any of such Unitholder's Units.

            (c) Tax Distributions. Subject to the Act and to any restrictions contained in any agreement to which the Company is bound and notwithstanding the provisions of Section 4.4(a), no later than the tenth day of each March, June, September and December, the Company shall, to the extent of available cash, make a tax distribution to each Unitholder in an amount equal to the excess of (i) the product of (A) the cumulative taxable income (including any guaranteed payments for services that are not actually received by such Unitholder in cash) attributable to the Unitholder's investment as reported on the Unitholder's Schedule K-1 allocated by the Company to the Unitholder, in excess of the federal taxable loss carryforward deduction arising from such Unitholder's investment in the Company (assuming that such carryforward was not applied against any non-Company income of such Unitholder) to the extent that such loss carry forward deduction would be available to offset such taxable income of a Unitholder from its investment in the Company and (B) the combined maximum federal, state and local marginal income tax rate (taking into account the deductibility of state and local taxes and adjusted appropriately for varying rates) applicable to individuals, over (ii) all prior distributions pursuant to this Section 4.4. All distributions made to a Unitholder pursuant to this
       Section 4.4(c) on account of the taxable income allocated to such Unitholder shall be treated as advance distributions under Section 4.4(a) or Section 5.2 and shall be taken into account in determining the amount of future distributions to such Unitholder. For purposes of determining the amount of distributions to be made to the Unitholders pursuant to
       Section 4.4(a) or Section 5.2, distributions made pursuant to this
       Section 4.4(c) shall be deemed made at such time as they offset distributions being made pursuant to Section 4.4(a) or Section 5.2.

            (d) Subject to any restrictions contained in any financing arrangements of the Company or any of its subsidiaries, after August 19, 2007 and prior to a Sale of the Company, the Company shall use commercially reasonable efforts to cause Agrilink to distribute annually to Agrilink Holdings, and Agrilink Holdings to distribute to the Company, up to $24.8 million of cash flow from operations of Agrilink. To the extent the Company receives all or any portion of such amount, the Company will, notwithstanding the preferences established by Section 4.4(a), distribute the amount so received in the manner described in
       Section 4.4(a)(iv)(A) to the holders of the Common Units, Class C Units and Class D Units.

         SECTION 4.5 Security Interest and Right of Set-Off. As security for any withholding tax or other liability or obligation to which the Company may be subject as a result of any act or status of any Unitholder, or to which the Company may become subject with respect to the interest of any Unitholder, the Company shall have (and each Unitholder hereby grants to the Company) a security interest in all Distributable Assets distributable to such Unitholder to the extent of the amount of such withholding tax or other liability or obligation. The Company shall have a right of setoff against such distributions of Distributable Assets in the amount of such withholding tax or other liability or obligation. The Company may withhold distributions or portions thereof if it is required to do so by the Code or any other provision of federal, state or local tax or other law. Any amount withheld pursuant to the Code or any other provision of federal, state or local tax or other law with respect to any distribution to a Unitholder shall be treated as an amount distributed to such Unitholder for all purposes under this Agreement.

                                   ARTICLE V
           WITHDRAWAL; DISSOLUTION; TRANSFER OF MEMBERSHIP INTERESTS;
                            ADMISSION OF NEW MEMBERS

         SECTION 5.1 Unitholder Withdrawal. No Unitholder shall have the power or right to withdraw or otherwise resign or be expelled from the Company prior to the dissolution and winding up of the Company except pursuant to a transfer permitted under this Agreement of all of such Unitholder's Units to an Assignee, a Member or the Company. Notwithstanding anything to the contrary contained in the Act, in no event shall any Unitholder be deemed to have withdrawn from the Company or cease to be a Unitholder upon the occurrence of any of the events specified in this Agreement, or any events similar thereto, unless the Unitholder, after the occurrence of any such event, indicates in a written instrument that the Unitholder has so withdrawn.

         SECTION 5.2 Dissolution.

            (a) Events. The Company shall be dissolved and its affairs shall be wound up on the first to occur of the following:

                (i) the unanimous vote of the Management Committee;

                (ii) (a) the written consent of the Members holding a majority of the outstanding Preferred Units, and (b) the written consent of the Members holding a majority of the total voting power of the outstanding Common Units;

                (iii) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act;

                (iv) with the consent of a majority of the Management Committee,
        (a) upon consummation of a Sale of the Company, (b) upon consummation of a Public Offering (as defined in the Securityholders Agreement) by Agrilink Holdings or Agrilink or (c) upon consummation of a merger or consolidation pursuant to which the Company is not the surviving entity; and

                (v) upon the liquidation, dissolution or winding up of Agrilink Holdings.

Except as provided in this Agreement, the death, retirement, resignation, expulsion, incapacity, bankruptcy or dissolution of a Member, or the occurrence of any other event that terminates the continued membership of a Member in the Company, shall not cause a dissolution of the Company, and the Company shall continue in existence subject to the terms and conditions of this Agreement.

            (b) Actions Upon Dissolution. When the Company is dissolved, the business and property of the Company shall be wound up and liquidated by the Management Committee or, in the event of the unavailability of the Management Committee, such Member or other liquidating trustee as shall be named by the Management Committee.

            (c) Priority. Within 120 calendar days after the effective date of dissolution of the Company, whether by expiration of its full term or otherwise, the assets of the Company shall be distributed in the following manner and order:

                (i) All debts and obligations of the Company, if any, shall first be paid, discharged or provided for by adequate reserves; and

                (ii) The balance shall be distributed to the Unitholders in accordance with Section 4.4.

            (d) Cancellation of Certificate. On completion of the distribution of Company assets as provided herein, the Company is terminated, and shall file a certificate of cancellation with the Secretary of State of the State of Delaware, cancel any other filings made and take such other actions as may be necessary to terminate the Company.

         SECTION 5.3 Transfer by Unitholders. Subject to the Securityholders Agreement and this Agreement, a Unitholder may transfer or assign all or part of its interest as a Unitholder in the Company to any Person that agrees in writing to assume the responsibility of a Unitholder. Any Member who shall assign any Units in the Company shall cease to be a Member of the Company with respect to such Units and shall no longer have any rights or privileges of a Member with respect to such Units. Any Member or Assignee who acquires in any manner whatsoever any Units, irrespective of whether such Person has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of the benefits of the acquisition thereof to have agreed to be subject to and bound by all of the terms and conditions of this Agreement that any predecessor in such Units or other interest in the Company was subject to or by which such predecessor was bound. No Member shall cease to be a Member upon the collateral assignment of, or the pledging or granting of a security interest in, its entire interest in the Company. Other than pursuant to an Exempt Transfer (as such term is defined in the Securityholders Agreement), if, under the Securityholders Agreement, a Class C Unitholder or Class D Unitholder is permitted or required to transfer any Class C Units or Class D Units, respectively, to a third party in exchange for consideration (other than in a Sale of the Company), then, at the election of any such Unitholder participating in such transfer, the Company will take all actions necessary to convert such Class C Units and/or Class D Units into Class B Units (or other appropriate type of security) to permit such Unitholder to participate in the transfer. The number of Class C Units and/or Class D Units which may be so converted shall be determined in good faith by the Management Committee to allow such Unitholders to participate in the transfer proportionately to the other Unitholders participating therein, and the number of Class B Units (or other securities) into which such Units will be so converted shall be determined in good faith by the Management Committee based upon the relative value of the Class C Units or Class D Units, as the case may be, compared to the Class B Units or other security into which they are being converted. Such valuation shall be based upon the amount that would be distributable to the Class C Units or Class D Units, as the case may be, if the Company were to be liquidated and its assets had a fair market value equal to the value that is derived from the value to be paid for the other Units to be transferred to the third party (but assuming that no performance hurdles are then met). If any Class C Units or Class D Units are so converted, the Management Committee will, without any Member consent or other action required, amend the distribution provisions in Section 4.4 accordingly to take into account the proportional change in outstanding classes of Units and their relative allocation of distributions under Section 4.4(a)(iv).

         SECTION 5.4 Admission or Substitution of New Members.

            (a) Admission. The Management Committee shall have the right, subject to Section 5.3, to admit as a Substitute Member or an Additional Member, any Person who acquires an interest in the Company, or any part thereof, from a Member or from the Company; provided that, the Management Committee shall admit as a Substitute

       Member, subject to Section 5.4(b), any transferee who acquires an interest in the Company pursuant to an Exempt Transfer (as such term is defined in the Securityholders Agreement). Concurrently with the admission of a Substitute Member or an Additional Member, the Management Committee shall forthwith cause any necessary papers to be filed and recorded and notice to be given wherever and to the extent required showing the substitution of a transferee as a Substitute Member in place of the transferring Member, or the admission of an Additional Member, all at the expense, including payment of any professional and filing fees incurred, of the Substitute Member or the Additional Member.

            (b) Conditions. The admission of any Person as a Substitute or Additional Member shall be conditioned upon (i) such Person's written acceptance and adoption of all the terms and provisions of this Agreement, either by (X) execution and delivery of a counterpart signature page to this Agreement countersigned by a Representative on behalf of the Company or (Y) any other writing evidencing the intent of such Person to become a Substitute Member or Additional Member and such writing is accepted by the Management Committee on behalf of the Company and (ii) (at the request of the Management Committee) such Person's execution and delivery of a counterpart to the Securityholders Agreement.

         SECTION 5.5 Compliance with Law. Notwithstanding any provision hereof to the contrary, no sale or other disposition of an interest in the Company may be made except in compliance with all federal, state and other applicable laws, including federal and state securities laws. Nothing in this Section 5.5 shall be construed to limit or otherwise affect any of the provisions of the Securityholders Agreement or the Management Unit Subscription Agreements, and to the extent any such provisions apply, they are then to be construed as being incorporated in this Agreement and made a part hereof.

         SECTION 5.6 Redemption of Preferred Units.

            (a) Mandatory Redemption. Preferred Unitholders holding at least a majority of the Preferred Units, by written notice to the Company, shall have the right to require the Company to redeem (by means of making distributions pursuant to Section 4.4) such Unitholders' Preferred Units for an amount in cash equal to such Unitholders' Unreturned Preferred Capital plus Unpaid Preferred Return (collectively, the "Redemption Amount") (i) upon the occurrence of the initial public offering of the Company's, Agrilink Holdings' or Agrilink's capital stock, (ii) at the time of a Sale of the Company, and (iii) at any time following August 19, 2010. The Company shall be obligated to redeem all Preferred Units of each Preferred Unitholder that delivers such notice to the Company and to pay the Redemption Amount to such Unitholders (1) at the time of such event with respect to (i) and (ii) above and (2) within 30 days of delivery of the notice in connection with (iii) above (it being understood that such notice may be delivered up to 30 days prior to August 19, 2010).

            (b) Optional Redemption. The Company may, at any time after August 19, 2005 upon not less than 30 days prior written notice, redeem (by means of making distributions pursuant to Section 4.4) all of the Preferred Units then outstanding;

       provided that the proceeds the holders of the Preferred Units will receive in connection with such redemption will not be taxed as ordinary income. Upon any such redemption, the Company shall pay a price per Preferred Unit equal to the product of (i) the Redemption Amount thereof multiplied by (ii) a premium as follows:

         After August 19, 2005 through and including August 19, 2006:   107.50%
         After August 19, 2006 through and including August 19, 2007:   103.75%
         Thereafter:                                                    100.00%

            (c) Payment. All payments pursuant to Sections 5.6(a) and (b) shall be made in cash in immediately available funds. If the funds of the Company legally available for redemption of Preferred Units, pursuant to a mandatory redemption under Section 5.6(a), on any date of redemption are insufficient to redeem the total number of Preferred Units to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Preferred Units pro rata among the holders of the Preferred Units to be redeemed based upon the aggregate Redemption Amount of such Preferred Units held by each such holder. At any time thereafter when additional funds of the Company are legally available for the redemption of Preferred Units, such funds shall immediately be used to redeem the balance of the Preferred Units which the Company has become obligated to redeem on any date of redemption but which it has not redeemed.

                                   ARTICLE VI
                         REPORTS TO MEMBERS; TAX MATTERS

         SECTION 6.1 Books of Account. Appropriate books of account shall be kept by the Management Committee, in accordance with generally accepted accounting principles, at the principal place of business of the Company, and each Member shall have access to all books, records and accounts of the Company and the right to make copies thereof for any purpose reasonably related to the Member's interest as a member of the Company, in each case, under such conditions and restrictions (including a confidentiality undertaking or agreement) as the Management Committee may reasonably prescribe.

         SECTION 6.2 Reports.

            (a) Financial Statements. As promptly as practicable after the close of each fiscal year of the Company, the Management Committee shall cause an examination of the financial statements of the Company (but not its subsidiaries) as of the end of each such fiscal year to be made in accordance with generally accepted auditing standards as in effect on the date thereof, by a firm of certified public accountants selected by the Management Committee. Within 120 days after the close of each fiscal year, a copy of the financial statements of the Company (but not its subsidiaries), including the report of such certified public accountants, shall be furnished to each Unitholder and shall include, as of the end of such fiscal year:

                (i) a statement prepared by the Company setting forth the balance of each Unitholder's Capital Account and the amount of that Unitholder's allocable share of the Company's items of Net Income or Net Loss and deduction, capital gain and loss or credit for such year for each of its Economic Interests; and

                (ii) a balance sheet, a statement of income and expense and a statement of changes in cash flows of the Company for that fiscal year.

In addition, the Unitholders shall be supplied with all other Company information necessary to enable each Unitholder to prepare its federal, state, and local income tax returns and shall also be supplied with any financial statements of Agrilink Holdings that the Company receives and with any financial statements of Agrilink that the Company receives, but only to the extent that such financial statements are not publicly filed with the Securities and Exchange Commission.

            (b) Determinations. All determinations, valuations and other matters of judgment required to be made for accounting purposes under this Agreement shall be made by the Management Committee and shall be conclusive and binding on all Unitholders, their Successors in Interest and any other Person, and to the fullest extent permitted by law, no such Person shall have the right to an accounting or an appraisal of the assets of the Company or any successor thereto.

         SECTION 6.3 Fiscal Year. The fiscal year of the Company shall end on December 31st of each calendar year unless otherwise determined by the Management Committee in accordance with Section 706 of the Code.

         SECTION 6.4 Certain Tax Matters.

            (a) Preparation of Returns. The Tax Matters Member shall cause to be prepared all federal, state and local tax returns of the Company for each year for which such returns are required to be filed and shall cause such returns to be timely filed. The Tax Matters Member shall determine the appropriate treatment of each item of income, gain, loss, deduction and credit of the Company and the accounting methods and conventions under the tax laws of the United States, the several states and other relevant jurisdictions as to the treatment of any such item or any other method or procedure related to the preparation of such tax returns. The Tax Matters Member may cause the Company to make or refrain from making any and all elections permitted by such tax laws. Each Unitholder agrees that it shall not, except as otherwise required by applicable law or regulatory requirements, (i) treat, on its individual income tax returns, any item of income, gain, loss, deduction or credit relating to its interest in the Company in a manner inconsistent with the treatment of such item by the Company as reflected on the Form K-1 or other information statement furnished by the Company to such Unitholder for use in preparing its income tax returns or (ii) file any claim for refund relating to any such item based on, or which would result in, such inconsistent treatment. In respect of an income tax audit of any tax return of the Company, the filing of any amended return or claim for refund in connection with any item of income, gain, loss, deduction or credit reflected on any tax return of the Company, or any administrative or judicial proceedings arising out of or in connection with any such audit, amended return, claim for refund or denial of such claim, (A) the Tax Matters Member shall be authorized to act for, and its decision shall be final and binding upon, the Company and all Unitholders except to the extent a Unitholder shall properly elect to be excluded from such proceeding pursuant to the Code, (B) all expenses incurred by the Tax Matters Member in connection therewith (including attorneys', accountants' and other experts' fees and disbursements) shall be expenses of, and payable by, the Company, (C) no Unitholder shall have the right to (1) participate in the audit of any Company tax return, (2) file any amended return or claim for refund in connection with any item of income, gain, loss, deduction or credit (other than items which are not partnership items within the meaning of Section 6231(a)(4) of the Code or which cease to be partnership items under Section 6231(b) of the Code) reflected on any tax return of the Company, (3) participate in any administrative or judicial proceedings conducted by the Company or the Tax Matters Member arising out of or in connection with any such audit, amended return, claim for refund or denial of such claim, or (4) appeal, challenge or otherwise protest any adverse findings in any such audit conducted by the Company or the Tax Matters Member or with respect to any such amended return or claim for refund filed by the Company or the Tax Matters Member or in any such administrative or judicial proceedings conducted by the Company or the Tax Matters Member and (D) the Tax Matters Member shall keep the Unitholders reasonably apprised of the status of any such proceeding. Notwithstanding the previous sentence, if a petition for a readjustment to any partnership item included in a final partnership administrative adjustment is filed with a District Court or the Court of Claims and the IRS has elected to assess income tax against a Member with respect to that final partnership administrative adjustments (rather than suspending assessments until the District Court or Court of Claims proceedings become final), such Member shall be permitted to file a claim for refund within such period of time to avoid application of any statute of limitation provisions which would otherwise prevent the Member from having any claim based on the final outcome of that review.

            (b) Tax Matters Member. The Company and each Member hereby designate Holdings as the "tax matters partner" for purposes of Section 6231(a)(7) of the Code (the "Tax Matters Member").

            (c) Certain Filings. Upon the sale of Company assets or a liquidation of the Company, the Unitholders shall provide the Management Committee with certain tax filings as reasonably requested by the Management Committee and required under applicable law.

                                  ARTICLE VII
                                  MISCELLANEOUS

         SECTION 7.1 Schedules. Without in any way limiting the provisions of
Section 6.2, a Representative may from time to time execute on behalf of the Company and deliver to the Unitholders schedules which set forth the then current Capital Account balances of each Unitholder and any other matters deemed appropriate by the Management Committee or required by applicable law. Such schedules shall be for information purposes only and shall not be deemed to be part of this Agreement for any purpose whatsoever.

         SECTION 7.2 Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF

DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and any provision of the Certificate or any mandatory provision of the Act, the applicable provision of the Certificate or the Act shall control. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law.

         SECTION 7.3 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective Successors in Interest; provided that no Person claiming by, through or under a Member (whether as such Member's Successor in Interest or otherwise), as distinct from such Member itself, shall have any rights as, or in respect to, a Member (including the right to approve or vote on any matter or to notice thereof).

         SECTION 7.4 Confidentiality. By executing this Agreement, each Member expressly agrees to maintain, for so long as such Person is a Member and for two years thereafter, the confidentiality of, and not to disclose to any Person other than the Company, another Member or a Person designated by the Company or any of their respective financial planners, accountants, attorneys or other advisors, any information relating to the business, financial structure, financial position or financial results, clients or affairs of the Company, Agrilink, Agrilink Holdings or any other subsidiary of the Company that shall not be generally known to the public, except as otherwise required by law or by any regulatory or self-regulatory organization having jurisdiction and except in the case of any Member who is employed by any entity controlled by the Company in the ordinary course of its duties; provided, however, that a Member may report to its stockholders, limited partners, members or other owners, as the case may be, regarding the general status of its investment in the Company (without disclosing specific confidential information). Notwithstanding the provisions of this Section 7.4 to the contrary, in the event that Holdings desires to undertake any transfer of its Membership Interest permitted by the Securityholders Agreement, Holdings may, upon the execution of a confidentiality agreement (in form reasonably acceptable to the Company's legal counsel) by any bona fide potential transferee (unless such potential transferee is a direct competitor of the Company or its Affiliates), disclose to such potential transferee information of the sort otherwise restricted by this Section 7.4 if Holdings reasonably believes such disclosure is necessary for the purpose of transferring such Membership Interest to the bona fide potential transferee.

         SECTION 7.5 Amendments. The Management Committee may, to the fullest extent allowable under Delaware law, amend or modify this Agreement; provided that if an amendment or modification adversely affects any class of Members, such class of Members, by majority vote, must approve such amendment or modification; provided further that, notwithstanding the foregoing, the Management Committee may amend this Agreement without the consent of any class of Members in order to provide for the issuance of (1) with the consent of Preferred Unitholders holding at least a majority of the Preferred Units, any other type of preferred unit (whether of an existing or new class) and (2) any other class of units or other securities (whether of an existing or new class), and to make any such other amendments as it deems necessary or desirable to reflect such additional issuances and to add parties to this Agreement as contemplated by this Agreement; provided further that no amendment shall be effective without the consent of each Member that would be adversely affected by such amendment if such amendment (i) modifies the limited liability of a Member, (ii) alters the rights of a Member to receive allocations or distributions as set forth herein (unless such alteration of rights is in connection with a debt or equity financing, restructuring, recapitalization or other transaction in which the Company will receive an investment or contribution to its capital or in connection with the issuance of equity to employees or directors of the Company or its subsidiaries or to third party lenders), or (iii) amends this Section.

         SECTION 7.6 Notices. Whenever notice is required or permitted by this Agreement to be given, such notice shall be in writing and shall be given to any Unitholder at its address or telecopy number shown in the Company's books and records, or, if given to the Company, at the following address:

         c/o Vestar Capital Partners
         245 Park Avenue
         41st Floor
         New York, New York 10167
         Attention:  David M. Hooper and General Counsel
         Telecopy: (212) 808-4922

         with a copy (which shall not constitute notice to the Company) to:

         Kirkland & Ellis
         Citigroup Center
         153 East 53rd Street
         New York, NY 10022
         Attention: Michael Movsovich, Esq.
         Telecopy: (212) 446-6460

Each proper notice shall be effective upon any of the following: (i) personal delivery to the recipient, (ii) when telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service that same day or the next business day (charges prepaid)), (iii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) two business days after being deposited in the mails (first class or airmail postage prepaid).

         SECTION 7.7 Counterparts. This Agreement may be executed in any number of counterparts (including by means of telecopied signature pages), all of which together shall constitute a single instrument.

         SECTION 7.8 Power of Attorney. Each Member hereby irrevocably appoints each Representative as such Member's true and lawful representative and attorney-in-fact, each acting alone, in such Member's name, place and stead, (i) to make, execute, sign and file all instruments, documents and certificates which, from time to time, may be required to set forth any amendment to this Agreement or which may be required by this Agreement or by the laws of the United States of America, the State of Delaware or any other state in which the Company shall determine to do business, or any political subdivision or agency thereof and (ii) to execute, implement and continue the valid and subsisting existence of the Company or to qualify and continue the Company as a foreign limited liability company in all jurisdictions in which the Company may conduct business. No Representative, as representative and attorney-in-fact, however, shall have any rights, powers or authority to amend or modify this Agreement when acting in such capacity, except as expressly provided herein. Such power of attorney is coupled with an interest and shall survive and continue in full force and effect notwithstanding the subsequent withdrawal from the Company of any Member for any reason and shall survive and shall not be affected by the disability or incapacity of such Member.

         SECTION 7.9 Entire Agreement. This Agreement and the other documents and agreements referred to herein or entered into concurrently herewith embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein; provided that, such other agreements and documents shall not be deemed to be a part of, a modification of or an amendment to this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter (including the Initial Agreement).

         SECTION 7.10 Certain Payments. Notwithstanding Section 4.4(a), if the amount described in Section 4.4(a)(i) or Section 4.4(a)(ii)(1) has not been distributed pursuant to Section 4.4(a)(i) or Section 4.4(a)(ii)(1), respectively, due to the proviso set forth therein, the Company shall make a guaranteed payment to the Preferred Unitholders, out of the Distributable Assets, in an amount equal to the Current Preferred Return or Unpaid Preferred Return, respectively, before any subsequent distributions are made pursuant to
Section 4.4(a).

         SECTION 7.11 Section Titles. Section titles and headings are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text hereof.

         IN WITNESS WHEREOF, the parties have executed this Amended and Restated Limited Liability Company Agreement as of the day and year first above written.

                                     VESTAR/AGRILINK HOLDINGS LLC

                                     By:  Vestar Capital Partners IV, L.P.,
                                          its Managing Member

                                     By:  Vestar Associates IV, L.P.,
                                          its General Partner

                                     By:  Vestar Associates Corporation IV,
                                          its General Partner

                                     By:   /s/ David Hooper
                                           ----------------
                                           Name:   David Hooper
                                           Title:  Managing Director



                                    PRO-FAC COOPERATIVE, INC.



                                    By:  /s/ David M. Mehalick
                                         ---------------------
                                    Its: Vice President

                                    VESTAR/AGRILINK ASSOCIATES HOLDINGS LLC

                                    By:  Vestar Associates IV, L.P., its Manager

                                    By:  Vestar Associates Corporation IV,
                                         its General Partner


                                    By:  /s/ David Hooper
                                         ----------------
                                         Name:  David Hooper
                                         Title: Managing Director



                                    [SIGNATURE PAGES CONTINUE BELOW]

                                    VESTAR/AGRILINK ASSOCIATES II HOLDINGS LLC

                                    By:  Vestar Associates IV, L.P., its Manager

                                    By:  Vestar Associates Corporation IV,
                                         its General Partner


                                    By:  /s/ David Hooper
                                         -----------------
                                         Name:  David Hooper
                                         Title: Managing Director




                                    [SIGNATURE PAGES CONTINUE BELOW]

                                     RANDOLPH STREET PARTNERS V


                                     By:  /s/ Frederick Tanne
                                          -------------------
                                          Name:   Frederick Tanne
                                          Title:  Managing Director